SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2005

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

Two Connell Drive, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 286-9800

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

  Item 8.01 Other Events

     On September 16, 2005, Genta Incorporated (the “Company”) announced that its Board of Directors adopted a Stockholder Rights Plan and declared a dividend of one right for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company, payable to holders of record as of the close of business on September 27, 2005. Each right entitles the holder to purchase from the Company one one-hundredth of a share of a new series of participating Preferred Stock at an initial purchase price of $25.00.

     The rights will become exercisable and will detach from the Common Stock a specified period of time after any person has become the beneficial owner of 15% or more of the Company’s Common Stock or commenced a tender or exchange offer which, if consummated, would result in any person becoming the beneficial owner of 15% or more of the Common Stock.

     If any person becomes the beneficial owner of 15% or more of the Company’s Common Stock, each right will entitle the holder, other than the acquiring person, to purchase for the purchase price the Company’s Common Stock having a value of twice the purchase price. If, following an acquisition of 15% or more of the Company’s Common Stock, the Company is involved in certain mergers or other business combinations or sells or transfers more than 50% of its assets or earning power, each right will entitle the holder to purchase for the purchase price common stock of the other party to such transaction having a value of twice the purchase price.

     At any time after a person has acquired 15% or more (but before any person has acquired more than 50%) of the Company’s Common Stock, the Company may exchange all or part of the rights for shares of Common Stock at an exchange ratio of one share of Common Stock per right.

     The Company may redeem the rights at a price of $.01 per right at any time prior to a specified period of time after a person has become the beneficial owner of 15% or more of its Common Stock. The rights have a ten-year term unless earlier exchanged or redeemed.

     A copy of the press release issued by the Company announcing the declaration of the dividend of Rights and the adoption of the Plan is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

  Item 9.01 Financial Statements and Exhibits

     (d) Exhibits.

     99.1 Press release of Genta Incorporated, dated September 16, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	September 16, 2005	By:	/s/ William P. Keane

			Name:	William P. Keane
			Title:	Chief Financial Officer